Filed Pursuant to Rule 424(b)(5)
Registration No. 333-163063

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 24, 2009)

8,100,000 Ordinary Shares

We are offering 8,100,000 ordinary shares at a purchase price of $0.17 per share. Our ordinary shares are currently listed on The NASDAQ Capital Market under the symbol “ROSG.”  On April 11, 2012, the last reported sale price of our ordinary shares on The NASDAQ Capital Market was $0.36 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates is approximately $6,071,854, based on 10,519,530 outstanding ordinary shares, of which 10,468,715 shares were held by non-affiliates, and a price of $0.58 per share, which was the last reported sale price of our ordinary shares as quoted on The NASDAQ Capital Market on March 20, 2012. We have offered securities with an aggregate market value of approximately $1,377,000, consisting of the 8,100,000 ordinary shares we are offering hereby, pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

This investment involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and page 3 of the accompanying prospectus.

Aegis Capital Corp. acted as the placement agent on this transaction.  The placement agent is not purchasing or selling any of these securities nor is it required to arrange for the sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement.  There is no required minimum number of shares that must be sold as a condition to completion of the offering. We have agreed to pay the placement agent the placement agent fees set forth in the table below.  In addition, we have agreed to issue the placement agent warrants to purchase up to 202,500 ordinary shares at an exercise price of $0.2125 per share.

	Per Share	Total
Public offering price	$0.17	$1,377,000
Placement agent fees	$0.0119	$96,390
Proceeds, before expenses, to us	$0.1581	$1,280,610

Delivery of the shares is expected to be made on or about April 17, 2012, against payment for such shares to be received by us on the same date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Aegis Capital Corp

The date of this prospectus supplement is April 12, 2012

TABLE OF CONTENTS

Prospectus Supplement Page
About this Prospectus Supplement	ii
Prospectus Supplement Summary	S-1
Risk Factors	S-4
Cautionary Statement Regarding Forward-Looking Statements	S-19
Capitalization and Indebtedness	S-20
Use of Proceeds	S-21
Description of the Securities We Are Offering	S-21
Plan of Distribution	S-22
Expenses	S-23
Legal Matters	S-24
Experts	S-24
Incorporation of Certain Information by Reference	S-24
Where You Can Find Additional Information	S-24

Prospectus
About this Prospectus	i
Prospectus Summary	1
Risk Factors	3
Forward-Looking Statements	3
Capitalization and Indebtedness	3
Market for Our Ordinary Shares	4
Use of Proceeds	4
Description of Securities	5
Description of Ordinary Shares	5
Description of Debt Securities	9
Description of Warrants	13
Description of Units	14
Plan of Distribution	15
Legal Matters	16
Experts	16
Expenses	16
Incorporation of Certain Information by Reference	16
Where You Can Find Additional Information	17
Enforceability of Civil Liabilities	18

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus or that any document that we incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding the offering. The second part is the base prospectus, dated November 24, 2009, included in the registration statement on Form F-3 (No. 333-163063) which we are supplementing with the information contained in this supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering.

You should also read and consider the information in the documents that we have referred you to in “Incorporation of Certain Information by Reference” on page S-24 of this prospectus supplement and “Where You Can Find Additional Information” on page S-24 of this prospectus supplement before investing in our securities. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Securities and Exchange Commission, or SEC, will automatically update and supersede this information.

If information in this prospectus supplement is inconsistent with the base prospectus, you should rely on this prospectus supplement. We have not authorized anyone to provide information different from that contained or incorporated in this prospectus supplement and the accompanying prospectus. We are offering to sell shares only in jurisdictions where offers and sales are permitted. The information contained or incorporated in this prospectus supplement and the accompanying prospectus is accurate only as of the date of such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares.

In this prospectus supplement, “we,” “us,” “our,” “the company,” “Rosetta” and “Rosetta Genomics” refer to Rosetta Genomics Ltd. and its subsidiary, unless the context otherwise requires.

We own or have the rights to use various trademarks, trade names or service marks that are used in this prospectus, including miRview®, miRview® mets, miRview® squamous, miRview® meso, miRview® mets2, miRview® lung, miRview® bladder, miRview® kidney, and miRview® meso prognosis. All other trademarks, trade names or service marks that are used in this prospectus are the property of their respective owners.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you read this summary, to fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-4, and the financial statements and related notes that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. MicroRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a laboratory in Philadelphia, Pennsylvania that is certified under the Clinical Laboratory Improvement Amendments of 1988, or CLIA, which enables us to develop, validate and commercialize our own diagnostic tests applying our microRNA technology.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

1.	miRview® mets - for identification of the origin of the primary tumor of metastases;
2.	miRview® squamous - for differentiating squamous from non squamous non-small cell lung cancer; and
3.	miRview® meso - for differentiating mesothelioma from carcinomas in the lung and pleura.

In December 2010, we launched our fourth product - miRview® mets2 which expands the utility of our miRview® mets test.

In July 2011, we launched our fifth product - miRview® lung – for differentiating primary lung cancers into four types: squamous lung cancer, non squamous non-small cell lung cancer, carcinoid lung cancer and small cell lung cancer.

We are currently in the process of launching our sixth product - miRview® kidney – for differentiating four histological types of renal or kidney tumors.

We currently have distribution agreements with respect to some of these tests covering Australia, Canada, Greece, India, Israel, New Zealand, Qatar, Saudi Arabia, Singapore, Turkey and the United Arab Emirates. All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia, Pennsylvania for analysis.

In general, we are generating increasing demand for our testing services, primarily miRview® mets2, through our direct selling effort in the United States and are successfully fulfilling that demand in our lab in Philadelphia, Pennsylvania, and we are working, with our reimbursement vendor and consultants, to gain more consistent payment from commercial payors as well as to secure reimbursement coverage from Medicare.

In addition, we are in the discovery stage for a body fluid-based diagnostic test for heart failure. We have performed a proof of concept study which demonstrated that by using microRNA expression levels in blood we can identify heart failure patients. We are currently performing additional studies to assess the feasibility to develop a minimally-invasive microRNA-based stratification test for heart failure.

MicroRNAs also represent potential targets for the development of novel drugs. We are participating in the Rimonim Consortium, which is supported by the Office of the Chief Scientist at the Ministry of Industry, Trade and Labor of the State of Israel, or the OCS. The aim of this consortium is to develop technologies for the use of short interfering RNA, or siRNA, and microRNA mimetics for therapeutics. In this consortium we will develop novel microRNA mimetic molecules with novel chemical modifications, as well as novel delivery systems for microRNAs. The consortium includes five companies and seven academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

S-1

Recent Developments

On January 26, 2012, we entered into a Secured Loan Agreement, pursuant to which on January 27, 2012, we sold and issued a $1,750,000 senior secured debenture, referred to herein as the Debenture, to an accredited investor, referred to herein as the Lender. The Debenture has a maturity date of January 26, 2013 and accrued interest at a rate of 10% per annum, payable semi-annually. Beginning on March 15, 2012, an aggregate of $300,000 in principal amount of the Debenture became convertible, subject to certain limitations, into our ordinary shares at a conversion price of $0.0944 per share. The Debenture is secured by a security interest in all current and future assets of Rosetta and any current or future subsidiary, including Rosetta Genomics Inc. Pursuant to the terms of the Secured Loan Agreement, we also agreed to negotiate a definitive license agreement in good faith with a designee of the Lender, which was also obligated to negotiate in good faith. The Debenture may only be prepaid by us, in whole or in part, (1) after a definitive license agreement is executed or (ii) prior thereto, only with the consent of the holder of the Debenture. In addition, if our ordinary shares are suspended from trading on or delisted from The NASDAQ Capital Market for more than 10 trading days, the holder has the right to require us to redeem the Debenture in 90 days. With respect to any prepayment or redemption, we would be required to pay (i) 120% of the amount being prepaid or redeemed for the first such event or (ii) if there is more than one such prepayment or redemption event, 120% plus an additional 10% of the amount being prepaid or redeemed for each such subsequent event after the first one. Upon an “event of default” (as defined in the Debenture), or if a definitive license agreement was not entered into between the parties by March 15, 2012, the interest rate on the Debenture increases to 18% per annum, with, in the latter event, the additional interest payable, at our option, in cash or ordinary shares at the applicable conversion price. We were not able to reach agreement on the definitive license agreement with the designee of the Lender.

Corporate Information

We were incorporated under the laws of the State of Israel on March 9, 2000 as Rosetta Genomics Ltd., an Israeli company. The principal legislation under which we operate is the Israeli Companies Law, 5759-1999, as amended. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is + 972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., which was incorporated in Delaware on April 21, 2005, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

S-2

The Offering

Ordinary shares offered by us	8,100,000 shares

Ordinary shares to be outstanding
after this offering	18,625,530 shares

Use of proceeds	We intend to use the net proceeds of this offering for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. See ‘‘Use of Proceeds’’ on page S-21.

Risk Factors	See “Risk Factors” beginning on page S-4 for a discussion of factors you should consider carefully when making an investment decision.

The NASDAQ Capital Market symbol	ROSG

The number of ordinary shares to be outstanding immediately after this offering as shown above assumes that all of the ordinary shares offered hereby are sold and is based on 10,525,530 ordinary shares outstanding as of April 10, 2012, but does not include the following:

•	571,906 ordinary shares issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $5.91 per share;

•	161,946 ordinary shares available for future grant or issuance pursuant to our stock plans;

•	4,421,201 ordinary shares issuable upon exercise of outstanding warrants, at a weighted average exercise price of $2.46 per share;

•	3,177,974 ordinary shares issuable upon the conversion of a portion of the Debenture, at a conversion price of $0.0944 per share; and

•	202,500 ordinary shares issuable upon exercise of warrants to be issued to our placement agent in connection with this offering, at an exercise price of $0.2125 per share.

S-3

RISK FACTORS

Investing in our securities involves risk. Before purchasing our securities, you should carefully consider the following risk factors as well as all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference, including our consolidated financial statements and the related notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our ordinary shares could decline, and you may lose some or all of your investment.

Risks Related to Our Business, Our Financial Results and Need for Financing

We will require substantial additional funds to continue our operations and, if additional funds are not available, we may need to significantly scale back or cease our operations.

We have used substantial funds to discover, develop and protect our microRNA tests and technologies and will require substantial additional funds to continue our operations. Based on our current operations, our existing funds, including the proceeds from the issuance of the Debenture in January 2012 and the expected proceeds from the offering of ordinary shares pursuant to this prospectus, will be sufficient to fund operations into July, 2012. We intend to seek funding through collaborative arrangements and public or private equity offerings and debt financings. Additional funds may not be available to us when needed on acceptable terms, or at all.  In addition, the terms of any financing may adversely affect the holdings or the rights of our existing shareholders. For example, if we raise additional funds by issuing equity securities, further dilution to our then-existing shareholders may result. Debt financing, if available, may involve restrictive covenants that could limit our flexibility in conducting future business activities. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborators or others that may require us to relinquish rights to some of our technologies, tests or products in development or approved tests or products that we would otherwise pursue on our own. Our failure to raise capital when needed will materially harm our business, financial condition and results of operations, and may require us to seek protection under the bankruptcy laws of Israel and the United States.

The approach we are taking to discover and develop novel diagnostics and therapeutics is new and may never lead to commercially accepted products.

We have concentrated our research and development efforts on diagnostics and therapeutics in the new field of microRNAs. To date, we have commercialized five diagnostic tests: miRview® mets, miRview® meso and miRview® squamous, which were launched in late 2008, miRview® mets2, which was launched in December 2010, and miRview® lung, which was launched in July 2011.  These tests have achieved very limited commercial success. The scientific discoveries that form the basis for our efforts to develop diagnostics and therapeutics are relatively new, and the scientific evidence to support the feasibility of developing products based on these discoveries is limited. Further, our focus solely on developing microRNA-based diagnostics and therapeutics as opposed to multiple or more proven technologies for the development of diagnostics and therapeutics increases the risks associated with the ownership of our ordinary shares. If we or a collaborative partner are not successful in commercializing our existing diagnostic tests or developing and commercializing additional microRNA-based tests or products, our business may fail.

Because we have a short operating history, there is a limited amount of information about us upon which our business and prospects can be evaluated.

Our operations began in 2000, and we have only a limited operating history upon which our business and prospects can be evaluated. In addition, as an early-stage company, we have limited experience and have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biotechnology area. For example, to execute our business plan, we will need to successfully:

•	build and maintain a strong intellectual property portfolio;

•	execute development activities using an unproven technology;

•	execute marketing and distribution activities;

•	continue to develop and maintain successful strategic relationships;

•	manage our spending while costs and expenses increase as we expand our efforts to discover, develop and commercialize diagnostics and therapeutics based on microRNAs; and

•	gain commercial and, if applicable, regulatory acceptance of our tests and products.

If we are unsuccessful in accomplishing these objectives, we may not be able to raise capital, develop tests or products, expand our business or continue our operations.

S-4

We have a history of losses and may never be profitable.

We have experienced significant operating losses since our inception in 2000, and as of December 31, 2011, we had an accumulated deficit of $85 million. We had net loss attributable to Rosetta Genomics after discontinued operation of $8.8 million for the year ended December 31, 2011. Our net loss attributable to Rosetta Genomics before discontinued operation for the year ended December 31, 2011 was $7.4 million. We anticipate that the majority of any revenues we generate over the next several years will be from our direct selling efforts of our currently marketed products in the United States and from existing and future collaborations and licensing arrangements and the sale of diagnostic tests using our microRNA technology, including our currently marketed tests. We cannot be certain, however, that our direct selling efforts in the United States or our existing collaborations will be successful or that we will be able to secure any collaborations or achieve any milestones that may be required to receive payments or that diagnostic tests based on our technologies, including that our currently marketed tests, will be successfully commercialized. If we are unable to secure significant revenues from our own direct selling efforts or through collaborations and the sale of tests or products, we may be unable to continue our efforts to discover, develop and commercialize microRNA-based diagnostics and therapeutics without raising additional funds from other sources.

Fluctuations in currency exchange rates of the New Israeli Shekel vs. the U.S. dollar may have a significant impact on our reported results of operations.

Fluctuations in currency exchange rates may have a significant impact on our reported results of operations. Although our reporting currency is the U.S. dollar, significant portions of our expenses are denominated in New Israeli Shekels, or NIS. In periods when the U.S. dollar is devalued against the NIS, our reported results of operations may be adversely affected.  In addition, fluctuations in currencies may result in valuation adjustments in our assets and liabilities which could affect our reported results of operations.

Our debt obligations expose us to risks that could adversely affect our business, operating results and financial condition.

We have significant debt that becomes due in May 2012 and January 2013. Pursuant to promissory notes entered into under the settlement agreement with Prometheus Laboratories, Inc. in November 2010, we have a final payment of $750,000 plus interest due on May 22, 2012. In addition, on January 26, 2012, we entered into a secured loan agreement, pursuant to which we issued the $1,750,000 Debenture. The Debenture has a maturity date of January 26, 2013 and interest is payable semi-annually. We will need to raise additional capital to pay our indebtedness as it comes due. If we are unable to obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our indebtedness, we would be in default, which would permit the holders of our indebtedness to accelerate the maturity of the indebtedness. Any default under our indebtedness would have a material adverse effect on our business, operating results and financial condition. If we are unable to refinance or repay our indebtedness as it becomes due, we may be unable to continue operations and/or may need to seek bankruptcy protection.

The agreements governing the Debenture issued in January 2012, contain various covenants that impose restrictions on us that may affect our ability to operate our business.

The agreements governing the Debenture issued in January 2012, contain various covenants that contain certain rights for the debenture holder and impose restrictions on us that may affect our ability to operate our business, including the following:

•	a restriction on our ability to enter into a reverse merger with a company that is not a public company with shares trading on The NASDAQ Capital Market or any other United States Trading Market (as defined in the Securities Exchange Act of 1934, as amended, or Exchange Act);

•	a restriction on our ability to sell, assign, transfer or dispose of any of the collateral without the written consent of the Debenture holder; and

•	for as long as the Debenture remains outstanding, if we reach a definitive agreement with any third party regarding any one or more of the following types of transactions: (i) an equity or debt financing, (ii) the sale, disposal or transfer of all or substantially all of its material assets, (iii) a merger or reverse merger, (iv) a reorganization, or (v) any other transaction that could result in a change in control of the Company we must give the Debenture holder (or its designees) at least ten business days’ opportunity to engage in discussion with us to participate in such transaction.

These rights held by the Debenture holder and the restrictions on our ability to operate our business could seriously harm our business by, among other things, limiting our ability to take advantage of financing, merger and acquisition and other corporate opportunities. In addition, failure to comply with any of the covenants could result in a default under the Debenture. A default would permit the Debenture holder to accelerate the maturity for the debt and to foreclose upon the collateral securing the debt. Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our obligations under the Debenture.

S-5

Fluctuations in our share price may have a significant impact on our reported liabilities and reported results of financial income or expenses.

Fluctuations in our share price may have a significant impact on our reported liabilities because certain outstanding warrants are classified as liabilities measured at fair value each reporting period until they are exercised or expire, with changes in the fair values being recognized in our statement of operations as financial income or expense. In periods when share price is ascending, the reported liability and the reported results of financial expense are adversely affected.

Risks Related to Our Intellectual Property

If we are not able to obtain and enforce patent protection for our discoveries, our ability to develop and commercialize microRNA-based diagnostics and therapeutics will be harmed.

Our success depends, in large part, on our ability to protect proprietary methods and technologies that we develop under the patent and other intellectual property laws of the United States, Israel and other countries, so that we can prevent others from unlawfully using our inventions and proprietary information. As of February 29, 2012, our patent portfolio included a total of 21 issued U.S. patents, one issued Australian patent, 2 issued Israeli patents, 61  pending patent applications worldwide, consisting of 29 U.S. patent applications, 2 of which received notice of allowance, 3 PCT applications, 4 applications that were nationalized in Europe, 14 applications nationalized in Israel, 2 applications nationalized in Japan, 3 applications nationalized in Australia, 2 applications nationalized in China and 1 application that was nationalized in each of Korea and India. There can be no assurance, however, that any of these pending patent applications will result in issued patents. The patent position of pharmaceutical or biotechnology companies, including ours, is generally uncertain and involves complex legal and factual considerations, and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated, or circumvented. Furthermore, the standards that the U.S. Patent and Trademark Office and its foreign counterparts use to grant patents are not always applied predictably or uniformly and may change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Furthermore, the field of microRNAs is new and developing. Accordingly, there is significant uncertainty about what patents will be issued, and what their claims may cover. It is likely that there will be significant litigation and other proceedings, such as interference proceedings and opposition proceedings, in certain patent offices, relating to patent rights in the microRNA field. Others may attempt to invalidate our intellectual property rights. Even if our rights are not directly challenged, disputes among third parties could lead to the weakening or invalidation of our intellectual property rights. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us or to others. Additionally, the mere issuance of a patent does not guarantee that it is valid or enforceable, so even issued patents may not be valid or enforceable against third parties.

In addition, we cannot be certain that we hold the rights to the technology covered by our pending patent applications or to other proprietary technology required for us to commercialize our proposed tests and products. Because certain U.S. patent applications are confidential until patents issue, and because certain applications will not be filed in foreign countries, third parties may have filed patent applications for technology covered by our pending patent applications without our being aware of those applications, and our patent applications may not have priority over those applications. For this and other reasons, we may be unable to secure desired patent rights, thereby losing desired exclusivity. Thus, it is possible that one or more organizations will hold patent rights to which we will need a license. If those organizations refuse to grant us a license to such patent rights on reasonable terms, we will not be able to market our tests and products.

If we become involved in patent litigation or other proceedings related to a determination of rights, we could incur substantial costs and expenses, substantial liability for damages or be required to stop our development and commercialization efforts.

A third party may sue us for infringing its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of third-party proprietary rights. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources, and we may not have sufficient resources to adequately enforce our intellectual property rights. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we are found to infringe upon intellectual property rights of third parties, we could be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some of our technology, tests and products, which could limit our ability to generate revenues or achieve profitability and possibly prevent us from generating revenues sufficient to sustain our operations. Moreover, we expect that a number of our collaborations will provide that royalties payable to us for licenses to our intellectual property may be offset by amounts paid by our collaborators to third parties who have competing or superior intellectual property positions in the relevant fields, which could result in significant reductions in our revenues from tests or products developed through collaborations.

S-6

We license patent rights from third-party owners. If such owners do not properly maintain or enforce the patents underlying such licenses, our competitive position and business prospects will be harmed.

We are a party to license agreements that give us rights to third-party intellectual property that we believe may be necessary or useful for our business, such as our agreements with The Rockefeller University, Max Planck Innovation GmbH, or Max Planck, and Johns Hopkins University. We intend to enter into additional licenses of intellectual property with third parties in the future. Our success will depend in part on the ability of our licensors to obtain, maintain and enforce patent protection for our licensed intellectual property, in particular, those patents to which we have secured exclusive rights. Our licensors may not successfully prosecute the patent applications which we have licensed. Even if patents issue in respect of these patent applications, our licensors may fail to maintain these patents, may determine not to pursue litigation against other companies that are infringing these patents, or may pursue such litigation less aggressively than we would. Without protection for the intellectual property we license, other companies might be able to offer substantially identical tests or products for sale, which could adversely affect our competitive business position and harm our business prospects. Our current material license agreements contain the following patent enforcement provisions:

•	under our license agreements with The Rockefeller University, if Rockefeller University fails to enforce the patents we licensed, we have the right to enforce the patents and pursue litigation against any infringement of such patents;

•	under our license agreement with Max Planck for diagnostic purposes, we have the responsibility to assist in the prosecution of any patent infringement actions undertaken by Max Planck;

•	under our license agreement with Max Planck for research purposes, Max Planck controls the filing, prosecution, maintenance and abandonment of all patents; and

•	under our agreement with Johns Hopkins University, Johns Hopkins is responsible for prosecution and maintenance of patents, and we have the right but not the obligation to enforce the patents against any infringement by third parties.

If we fail to comply with our obligations under any licenses or related agreements, we could lose license rights that may be necessary for developing microRNA-based diagnostics and therapeutics.

Our current licenses impose, and any future licenses we enter into are likely to impose, various development, commercialization, funding, royalty, diligence, sublicensing, insurance and other obligations on us. Such obligations may include:

•	royalty payments;

•	annual maintenance fees;

•	payment of fees relating to patent prosecution, maintenance and enforcement;

•	maintaining insurance coverage; and

•	using commercially reasonable efforts to develop tests and products using the licensed technology.

If we breach any of our obligations under our licenses, the licensor may have the right to terminate the license, which could result in our being unable to develop, manufacture and sell tests or products that are covered by the licensed technology or a competitor’s gaining access to the licensed technology.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and other proprietary information.

We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. In order to protect our proprietary technology and processes, we also rely in part on confidentiality agreements with our collaborators, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such party. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Risks Related to Development, Clinical Testing and Regulatory Approval of Diagnostics and Therapeutics

We and others who may develop diagnostic tests applying our microRNA technology are subject to a variety of regulatory frameworks.

We and others who may develop diagnostic tests based on our microRNA technology are subject to a variety of laws enforced by the U.S. federal government and the states in which they, and we conduct, or will conduct, business, including CLIA, state clinical laboratory licensure laws and regulations, and the Federal Food, Drug, and Cosmetic Act and related regulations. The growth of our business may subject us to increasing regulation. Any action brought against us, or any business partners, for alleged violations of these laws or regulations, even if we or they successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If their or our operations are found to be in violation of any of these laws and regulations, they or we may be subject to a range of penalties associated with the violation, including injunctions, fines, civil or criminal penalties, and exclusion from government programs and they or we could be required to curtail or cease operations. Any of the foregoing consequences could seriously harm our business and our financial results.

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If we do not comply with governmental regulations applicable to our CLIA-certified laboratory, we may not be able to continue our operations.

The operations of our laboratory in Philadelphia, Pennsylvania are subject to regulation by numerous federal, state and local governmental authorities in the United States. The laboratory holds a CLIA certificate of compliance and is licensed by the Commonwealth of Pennsylvania, which enables us to provide testing services to residents of most states.   We have also obtained licenses from California, Maryland, Rhode Island, Florida and New York, and plan to obtain licenses from other states as required. In addition, we are accredited by the College of American Pathologists, or CAP. The CAP Laboratory Accreditation Program is an internationally recognized program that utilizes teams of practicing laboratory professionals as inspectors, and accreditation by CAP can also be used to meet CLIA and state certification requirements.

CLIA is a federal law that regulates clinical laboratories that perform testing on human specimens for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA imposes quality standards for laboratory testing to ensure the accuracy, reliability and timeliness of reporting patient test results. CLIA-certified laboratories are subject to survey and inspection every two years. Moreover, CLIA inspectors may make random inspections of these laboratories. If we were to lose our CLIA certification or our state licenses, or if they were limited in scope, we would no longer be able to continue our testing operations which would have a material adverse effect on our business.

Any diagnostic tests that may be developed by us or others using our microRNA technology may be subject to regulatory approval, which can be lengthy, costly and burdensome.

Although the U.S. Food and Drug Administration, or FDA, has consistently stated that it has the authority to regulate clinical laboratory tests as medical devices, it has generally exercised enforcement discretion in not otherwise regulating most tests developed and validated at the high complexity CLIA-certified laboratory at which the test is performed.  These tests are known as laboratory-developed tests, or LDTs.  Our currently marketed tests were launched as LDTs by our CLIA–certified clinical laboratory operating in Philadelphia, Pennsylvania. More recently, however, the FDA indicated that it was reviewing the regulatory requirements that will apply to LDTs, and held a two-day public meeting in 2010, to obtain input from stakeholders on how it should apply its authority to implement a reasonable risk-based and effective regulatory framework for LDTs.  The FDA has not indicated when or how those changes will be implemented, but it left little doubt that changes are forthcoming.  We are monitoring this development carefully, and although we intend to continue to launch new clinical tests as LDTs in our CLIA-certified laboratory, we cannot provide any assurance that FDA regulation, including pre-market clearance or  approval, will not be required in the future for LDTs applying our microRNA technology. If pre-market clearance or approval is required, our business could be negatively impacted because we would have to obtain the data that will be required to support required submissions to the FDA and because our CLIA-certified laboratory may be required to stop offering our tests until they are cleared or approved by the FDA.

Diagnostic tests based on our microRNA technology may require the performance of clinical trials, which can be lengthy, costly and burdensome.

If the FDA decides to require pre-market clearance or approval of tests based on our microRNA technology, it may require us to perform clinical trials prior to submitting a marketing application. If we are required to conduct clinical trials, whether using prospectively acquired samples or archival samples, delays in the commencement or completion of clinical testing could significantly increase development costs and delay commercialization. The commencement of clinical trials may be delayed due to our inability to obtain a sufficient number of patient samples, which is a function of many factors, including the size of the relevant patient population and the nature of the disease or condition being studied. It also may be necessary to engage contract research organizations, or CROs, to perform data collection and analysis and other aspects of these clinical trials, which might increase the cost and increase the time to completion.

 We may be unable to obtain regulatory approval of any therapeutic product that we or a collaborator may develop.

Any therapeutic product that we or our collaborators may develop will be subject to extensive governmental regulations including those relating to development, clinical trials, manufacturing and commercialization. Rigorous preclinical testing, the performance of clinical trials and an extensive regulatory review process are required to be successfully completed in the United States and in many foreign jurisdictions before a new therapeutic product can be sold. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain and subject to unanticipated delays. The time required to obtain FDA and other approvals for therapeutic products is unpredictable but typically exceeds several years. It is possible that none of the therapeutic products we or our collaborators may develop will obtain the appropriate regulatory approvals necessary for us or our collaborators to begin selling them.

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Furthermore, the FDA has not yet established any definitive policies, practices or guidelines in relation to the newly discovered class of therapeutic products we seek to develop. The lack of such policies, practices or guidelines may hinder or slow review by the FDA of any regulatory filings that we or our collaborators may submit. Moreover, the FDA may respond to these submissions by defining requirements we may not have anticipated. Such responses could lead to significant delays in the approval of therapeutic products. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenues from a particular therapeutic product.

Furthermore, any regulatory approval to market a therapeutic product may be subject to limitations on the indicated uses. These limitations may limit the size of the market for the therapeutic product. Any therapeutic product that we or our collaborators may develop will also be subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement among other things. The foreign regulatory approval process includes all of the risks associated with FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Therefore, approval by the FDA of a therapeutic product does not assure approval by regulatory authorities outside the United States or vice versa.

We have no experience in conducting, managing or sponsoring clinical trials for potential therapeutic products.

We have no experience in conducting and managing the clinical trials necessary to obtain regulatory approvals for any therapeutic product, and we intend to rely on third parties such as CROs, medical institutions and clinical investigators to perform these functions.  Our reliance on third parties for clinical development activities reduces our control over these activities.  Third-party contractors may not complete activities on schedule, or may not conduct clinical trials in accordance with regulatory requirements or our trial design. If these third parties do not successfully carry out their contractual duties or meet required performance standards or expected deadlines, we might be required to replace them or the data that they provide could be rejected, all of, which may result in a delay of the affected trial.

If we are found to have violated laws protecting the confidentiality of patient health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm our reputation or our business.

There are a number of U.S. federal and state laws and foreign laws protecting the confidentiality of individually identifiable patient health information, including patient records, and restricting the use and disclosure of that protected information that we are subject to. In the United States, the U.S. Department of Health and Human Services promulgated patient privacy rules under the Health Insurance Portability and Accountability Act of 1996, or HIPAA. These privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. If we are found to be in violation of the privacy rules under HIPAA, we could be subject to civil or criminal penalties as well as fines, which could increase our liabilities and harm our reputation or our business. Allegations that we have violated individuals' privacy rights, even if we are not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm our business. Non-U.S. privacy protection requirements such as the European Union’s Data Protection Directive governing the processing of personal data, may be stricter than the U.S. law and violation would impose similar penalties.

If we do not comply with laws regulating the protection of the environment and health and human safety, our business could be adversely affected.

Our research and development activities involve the use of hazardous and chemicals materials, and we maintain quantities of various flammable and toxic chemicals in our facilities in Israel and the United States. We believe our procedures for storing, handling and disposing these materials in our Israel and U.S. facilities comply with the relevant guidelines of the State of Israel and the United States. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards mandated by applicable regulations, the risk of accidental contamination or injury from these materials cannot be eliminated.  If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. We may incur substantial costs to comply with, and substantial fines or penalties if we violate, any of these laws or regulations.

If we do not comply with laws regulating the use of human tissues, our business could be adversely affected.

We use human tissue samples for the purpose of development and validation of our tests. Our access and use of these samples is subjected to government regulation, in the United States, Israel and elsewhere and may become subject to further regulation. For example, the Israeli Ministry of Health requires compliance with the principles of the Helsinki Declaration, the Public Health Regulations (Clinical Trials in Human Subjects) 1980, the provisions of the Guidelines for Clinical Trials in Human Subjects and the provisions of the current Harmonized Tripartite Guideline for Good Clinical Practice. Our failure to comply with these or similar regulations could impact our business and results of operations.

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Risks Related to Competition and Commercialization

If we are unable to expand U.S. sales and marketing capabilities or enter into agreements with third parties to market and sell our diagnostic tests in the United States, it would have a material adverse effect on our business and financial condition.

In November 2010, we reacquired the U.S. commercial rights to our current diagnostic tests, and in May 2011, we established our own internal oncology sales team consisting of four oncology sales specialists. To date this team has had very limited success in commercializing our diagnostic tests. In order to market our tests successfully in the United States, we believe we must significantly expand our sales, marketing and other commercial capabilities or make arrangements with third parties to perform these services. If we are unable to establish adequate sales, marketing and distribution capabilities in the United States, whether independently or with third parties, it would have a material adverse effect on our business and financial condition.

The intensely competitive biotechnology market could diminish demand for our tests and products.

The biopharmaceutical market is intensely competitive and rapidly changing.  Many diagnostic, pharmaceutical and biotechnology companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the research of technologies and development of novel diagnostic tests and therapeutic products for the same diseases that we and others who may develop products based on our microRNA technology are targeting or may target. We and they will face intense competition from tests and products that have already been approved and accepted by the medical community for the diseases for which we or they may develop tests or products. We and others who may develop products based on our microRNA technology may also face competition from new tests or products that enter the market. We believe a significant number of tests and products are currently under development, and may become commercially available in the future, for the diseases for which we, our collaborators, or third-party licensees may try to develop tests and products. In addition to the competition we face from existing tests and products in development, we and others who may develop products based on our microRNA technology will also face competition from other companies working to develop novel tests and products using technology that competes more directly with our microRNA technologies. We are aware of several other companies that are working to develop microRNA-based diagnostics and therapeutics, including Combimatrix Corporation, Alnylam Pharmaceuticals, Inc., Asuragen Inc., Exiqon A/S, Life Technologies Corporation, Isis Pharmaceuticals, Merck & Co., Inc., Santaris Pharma A/S, Regulus Therapeutics and others. In addition, we face competition from companies that have developed or are developing diagnostic tests based on other non-microRNA technologies such as Pathwork Diagnostics, Inc. and Biotheranostics, Inc. Any of these companies may develop microRNA-based tests or products more rapidly and more effectively than we or our collaborators will.  If we are unable to compete effectively with existing tests and products, new treatment methods and new technologies, we and others who may develop products based on our microRNA technology may be unable to commercialize any diagnostic tests or therapeutic products that we or they develop.

Many of our competitors have:

•	much greater financial, technical and human resources than we have at every stage of the discovery, development, manufacture and commercialization process;

•	more extensive experience in preclinical testing, conducting clinical trials, obtaining regulatory approvals, and in manufacturing and marketing diagnostics and therapeutics;

•	tests or products that have been approved or are in late stages of development; and

•	collaborative arrangements in our target markets with leading companies and research institutions.

Our competitors may develop or commercialize tests or products with significant advantages over any diagnostic tests or therapeutic products we, our collaborators or third-party licensees may develop. Our competitors may therefore be more successful in commercializing their tests and products than we, our collaborators, or third party licensees are, which could adversely affect our competitive position and business.

Health insurers and other third-party payors may decide not to cover our diagnostic products or may provide inadequate reimbursement, which could jeopardize our commercial prospects.

In the United States, private and government payors decide whether to cover a new diagnostic test, the amount that it will pay for a covered test and the specific conditions for reimbursement.  Each third-party payor makes its own decision about which tests it will cover and how much it will pay, although many payors will follow the lead of Medicare.  As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of each of our tests to each payor separately, with no assurance that approval will be obtained.  If third-party payors decide not to cover our diagnostic tests or if they offer inadequate payment amounts, our ability to generate revenue from our diagnostic tests could be limited.  Even if one or more third-party payors decides to reimburse for our tests, a third-party payor may stop or lower payment at any time, which would reduce revenue.  We cannot predict whether third-party payors will cover our tests or offer adequate payments. We also cannot predict the timing of such decisions.  In addition, physicians or patients may decide not to order our tests if third-party payments are inadequate, especially if ordering the test could result in financial liability for the patient.

In the United States, the American Medical Association assigns specific Current Procedural Terminology, or CPT, codes, which are a medical nomenclature used to report medical procedures and services under public and private health insurance plans.  Once the CPT code is established, the Centers for Medicare and Medicaid Services, or CMS, establishes reimbursement payment levels and coverage rules for Medicare, and private payors establish rates and coverage rules independently.  We cannot guarantee that any of our tests will receive its own CPT code and will be approved for reimbursement by Medicare or other third-party payors.  Additionally, any or all of our diagnostic tests developed in the future may not be approved for reimbursement or may be approved at a level that limits our commercial success.

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In addition, payment for diagnostic tests furnished to Medicare beneficiaries in most instances is made based on a fee schedule set by CMS. In recent years, payments under these fee schedules have decreased and may decrease more, which could jeopardize our commercial prospects.  Reimbursement decisions in the European Union and in other jurisdictions outside of the United States vary by country and regions and there can be no assurance that we will be successful obtaining adequate reimbursement.

In addition, reimbursement outside the United States varies by country, and we cannot predict if our products will be reimbursed outside of the United States and the timing of such reimbursement.

Changes in healthcare policy could increase our costs, decrease our revenues and impact sales of and reimbursement for our tests.

In March 2010, the President of the United States signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or the Healthcare Reform Act. This law substantially changes the way health care will be financed by both governmental and private insurers, and significantly impacts our industry. The Healthcare Reform Act contains a number of provisions that are expected to impact our business and operations, including those governing enrollment in federal healthcare programs, reimbursement changes and fraud and abuse, which will impact existing government healthcare programs and will result in the development of new programs.

Additional provisions of the Healthcare Reform Act, some of which become effective in 2011, may negatively affect our revenues. For example, the Healthcare Reform Act mandates a reduction in payments for clinical laboratory services paid under the Medicare Clinical Laboratory Fee Schedule of 1.75% for the years 2011 through 2015. This adjustment is in addition to a productivity adjustment to the Clinical Laboratory Fee Schedule.  It also imposes an excise tax of 2.3% on the sales of medical devices beginning in 2013.

In addition to the Healthcare Reform Act, there will continue to be proposals by legislators at both the federal and state levels, regulators and third-party payors to keep these costs down while expanding individual healthcare benefits. Certain of these changes could impose additional limitations on the prices we will be able to charge for our tests or the amounts of payment available for our tests from governmental agencies or third-party payors. While in general it is too early to predict specifically what effect the Health Reform Act and its implementation or any future healthcare reform legislation or policies will have on our business, current and future healthcare reform legislation and policies could have a material adverse effect on our business and financial condition.

The market may not be receptive to any diagnostic tests or therapeutic products using our microRNA technology upon their commercial introduction.

Any diagnostic tests or therapeutic products using our microRNA technology that we, our collaborators or third-party licensees have developed or are developing are based upon new technologies or diagnostic or therapeutic approaches. Key participants in pharmaceutical marketplaces, such as physicians, third-party payors and consumers, may not accept a microRNA-based approach. As a result, it may be more difficult for us, our collaborators or third-party licensees to convince the medical community and third-party payors to accept and use such tests and products. Other factors that we believe will materially affect market acceptance of diagnostic tests or therapeutic products using our microRNA technology include:

•	the timing of any marketing approvals, the terms of any approvals and the countries in which approvals are obtained;

•	the success of physician education programs;

•	the availability of alternative diagnostics and therapeutics; and

•	the pricing of such tests or products, particularly as compared to alternatives.

Risks Related to Our Dependence on Third Parties

We are largely dependent upon our distributors for the success of commercialization of our current diagnostic tests.

We currently have the following distribution agreements relating to our diagnostic tests:

•	with Teva Pharmaceutical Industries Ltd., pursuant to which Teva has the right to distribute these tests in Turkey and Israel;

•	with Warnex Medical Laboratories, a division of Warnex, Inc., pursuant to which Warnex has the exclusive right to distribute these tests in Canada;

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•	with Genekor S.A., pursuant to which Genekor has the exclusive right to distribute these tests in Greece;

•	with Super Religare Laboratories Limited (SRL), pursuant to which SRL has the non-exclusive right to distribute these tests in India, Saudi Arabia, Qatar and the United Arab Emirates; and

•	with Genetic Technologies Limited (GTL), pursuant to which GTL has the exclusive right to distribute these tests in Australia, New Zealand and Singapore.

In addition, in October 2011, we entered into a license agreement with Avatao Biotech pursuant to which we granted Avatao exclusive rights to market and perform  our miRview® mets and miRview® mets2 tests in China. Avatao will also have exclusive rights to market and perform one additional test in China, to be selected by Avatao within one year. However, as of March 1, 2012, we believe Avatao Biotech is in breach of the license agreement for failure to make required payments to us, and we are currently exploring our options due to this breach, including potentially terminating the agreement.

We are largely dependent upon these distributors for the commercial success of our tests outside of the United States.  The potential revenues from these agreements consist of contingent payments based on the sale of our products. These payments will depend upon our collaborators’ ability to devote the necessary resources to successfully commercialize these tests. In addition, if any of our current or potential future distributors were to breach or terminate its agreement with us, the commercialization of these tests could be adversely affected because we may not have sufficient financial resources or capabilities to successfully commercialize these tests on our own or find other partners.

If any of our distributors or licensees does not devote sufficient time and resources to the collaboration or if a collaboration is breached or terminated, we may not realize the potential commercial benefits of the arrangement, and our results of operations may be adversely affected.

We may not be able to execute our business strategy if we are unable to enter into additional collaborations with other companies that can provide capabilities and funds for the development and commercialization of our microRNA-based diagnostics and therapeutics.

We have limited capabilities for sales, marketing, distribution and product development, including obtaining regulatory approval of therapeutic products. Accordingly, we may enter into additional collaborations with pharmaceutical, biotechnology or diagnostic companies to jointly develop specific tests or products and to jointly commercialize them. In such collaborations, we would expect our collaborators to provide substantial capabilities in clinical development, regulatory affairs, marketing and sales. While such agreements could provide us with an opportunity to develop and commercialize tests and products, they may necessitate a reliance on our collaboration partner in numerous aspects of the research and development, regulation, manufacturing, marketing and sales of these tests and products. We may not be successful in entering into any additional collaborations on favorable terms or maintaining any such collaborations into which we enter.  In addition, while such agreements would provide us with opportunities, they would also require us to share the down-stream profits with our collaborators, thereby reducing our ability to fully capitalize on sales.

If any collaborator terminates or fails to perform its obligations under agreements with us, the development and commercialization of our tests and products could be delayed or terminated.

Our expected dependence on collaborators for certain capabilities and funding means that our business would be adversely affected if any collaborator terminates its collaboration agreement with us or fails to perform its obligations under that agreement. Our current or future collaborations, if any, may not be scientifically or commercially successful. Disputes may arise in the future with respect to the ownership of rights to tests or products developed with collaborators, which could have an adverse effect on our ability to develop and commercialize any affected test or product. If a collaborator terminates its collaboration with us, for breach or otherwise, it could be difficult for us to attract new collaborators and it could adversely affect how we are perceived in the business and financial communities. In addition, a collaborator could determine that it is in its financial interest to:

•	pursue alternative technologies or develop alternative tests or products, either on its own or jointly with others, that may be competitive with the tests or products on which it is collaborating with us or which could affect its commitment to the collaboration with us;

•	pursue higher priority programs or change the focus of their development programs, which could affect the collaborator’s commitment to us; or

•	if it has marketing rights and obligations, choose to devote fewer resources to the marketing of our tests or products, than they do for tests or products of their own development, or of their co-development with third parties.

If any of these occur, we may not have sufficient financial resources or capabilities to continue the development and commercialization of such test or product on our own.

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We rely on third parties for tissue samples and other materials required for our research and development activities and if we are unable to reach agreements with these third parties our research and development activities would be delayed.

We rely on third parties, primarily hospitals, health clinics and academic institutions, for the provision of tissue samples and other materials required in our research and development activities. Obtaining these materials requires various approvals as well as reaching a commercial agreement on acceptable terms with the hospital or other provider of the materials. We may not be able to reach agreements with a sufficient number of suppliers or do so on terms acceptable to us. If we are unable to reach acceptable agreements with a sufficient number of suppliers of research materials, our research and development activities will be delayed and our ability to implement our business plan will be compromised.

We currently have limited sales, marketing or distribution experience and may depend significantly on third parties to commercialize microRNA-based diagnostic tests or therapeutic products we may develop.

We currently have a small U.S. sales and marketing team. We will need to significantly expand our sales team or rely on collaborators or other third parties to commercialize our current tests and any future tests we may develop in the United States. We have limited control over the sales, marketing and distribution activities of our collaborators, and our future revenues will depend on the success of the efforts of our collaborators. To significantly expand our internal sales, distribution and marketing capabilities, we will have to invest significant amounts of financial and management resources, and we will face a number of additional risks, including:

•	we may not be able to attract and build a significant marketing or sales force;

•	the cost of establishing a marketing or sales force may not be justifiable in light of the revenues generated by any particular test or product; and

•	our direct sales and marketing efforts may not be successful.

Risks Related to Our Operations

If we are unable to attract and retain qualified key management and scientists, staff consultants and advisors, our ability to implement our business plan may be adversely affected.

We are highly dependent upon certain of our senior management and scientific staff. The loss of the service of these persons may significantly delay or prevent our achievement of product development and other business objectives. Our employment agreements with our key personnel are terminable by the employee at any time with notice. Additionally, although we have generally been successful in our recruiting efforts, we face intense competition for qualified individuals from numerous pharmaceutical and biotechnology companies, universities, governmental entities and other research institutions. We may be unable to attract and retain suitably qualified individuals, and our failure to do so could have an adverse effect on our ability to implement our business plan.

There is a substantial risk of product liability claims in our business. If we are unable to obtain sufficient insurance, a product liability claim against us could adversely affect our business.

Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and marketing of diagnostics and therapeutics. Product liability claims could delay or prevent completion of our clinical development programs. We currently have product liability insurance covering our current commercial tests, and clinical trial insurance for certain trials and cancer programs requiring insurance in an amount up to $5 million in the aggregate. We plan to obtain insurance for all research programs at appropriate levels prior to initiating any required clinical trials and at higher levels prior to marketing approved therapeutic products. Any insurance we obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, we may be unable to obtain sufficient insurance at a reasonable cost to protect us against losses caused by product liability claims that could have a material adverse effect on our business.

If we are unable to manage the challenges associated with our international operations, the growth of our business could be limited.

In addition to our operations in Rehovot, Israel, our wholly owned subsidiary, Rosetta Genomics Inc., operates our CLIA-and CAP certified laboratory in Philadelphia, Pennsylvania. We are subject to a number of risks and challenges that specifically relate to these international operations. Our international operations may not be successful if we are unable to meet and overcome these challenges, which could limit the growth of our business and may have an adverse effect on our business and operating results. These risks include:

•	fluctuations in foreign currency exchange rates that may increase the U.S. dollar cost of our international operations;

•	difficulty managing operations in multiple locations, which could adversely affect the progress of our development programs and business prospects;

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•	local regulations that may restrict or impair our ability to conduct pharmaceutical and biotechnology-based research and development;

•	foreign protectionist laws and business practices that favor local competition;

•	failure of local laws to provide the same degree of protection against infringement of our intellectual property, which could adversely affect our ability to develop tests or products or reduce future product or royalty revenues, if any, from tests or products we may develop;

•	laws and regulations governing U.S. immigration and entry into the United States that may restrict free movement of our employees between Israel and the United States; and

•	laws and regulations governing U.S. immigration and entry into the United States that may restrict employment of Israeli citizens in our U.S. facilities.

We are exposed to risks relating to evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and have identified a material weakness in internal control over financial reporting.

Under the current rules of the SEC, we are now required to comply with the management assessment of internal control over financial reporting requirement of Section 404 of the Sarbanes-Oxley Act of 2002. We have evaluated our internal control systems to allow management to report on our internal control over financial reporting, and have identified an internal control deficiency that constitutes a “material weakness” under applicable SEC and Public Company Accounting Oversight Board rules and regulations relating to management and audit committee internal control review. A “material weakness” is a control deficiency, or combination of control deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Because of this material weakness, management has concluded that, as of December 31, 2011, we did not maintain effective internal control over financial reporting. If we are not successful in remediating the material weakness, or if we determine in future fiscal periods that we have additional material weaknesses in our internal control over financial reporting, it could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, which in turn could lead to a decline in our stock price.

Risks Related to Israeli Law and Our Operations in Israel

For certain calendar years, we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. There may be negative tax consequences for holders of our ordinary shares who are U.S. residents and do not make certain timely tax elections.

We believe that we were a PFIC for the years ended December 31, 2003, 2006, 2007, 2010, and 2011 (the “PFIC Years”). We nevertheless recognize that there are significant areas of uncertainty in the PFIC rules and the Internal Revenue Service, or IRS, may not agree with our belief. We are deemed to be a PFIC if 75% or more of our gross income in a taxable year, including our pro rata share of the gross income of any company, U.S. or foreign, in which we are considered to own, directly or indirectly, 25% or more of the shares by value, is passive income. We are also deemed to be a PFIC if at least 50% of our assets in a taxable year, averaged over the year and ordinarily determined based on fair market value, including our pro rata share of the assets of any company in which we are considered to own, directly or indirectly, 25% or more of the shares by value, are held for the production of, or produce, passive income.

Accordingly, for any U.S. shareholders who either: (i) held our ordinary shares during the PFIC Years, or (ii) holds shares in any subsequent year that we are deemed a PFIC that does not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to a U.S. shareholder, and any gain recognized by a U.S. shareholder on a disposition of our ordinary shares, would be taxed in an unfavorable way. Among other consequences, “excess distributions” and gains on a disposition of our ordinary shares would be taxed at the highest rates applicable to ordinary income, rather than potentially lower rates for qualified dividends and long-term capital gains to non-corporate taxpayers. PFIC status is determined annually and cannot be definitively determined until the close of the year in question. In addition, if the IRS determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it might be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who held or hold ordinary shares during the PFIC Years will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election.

We are headquartered in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel.

Our principal executive offices and research and development facilities and many of our suppliers are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors, as well as incidents of civil unrest. During the winter of 2008, Israel was engaged in an armed conflict with Hamas in the Gaza Strip. This conflict involved missile strikes against civilian targets in central Israel that resulted in economic losses. Although Israel has entered into various agreements with the Palestinian Authority, Israel has been and is subject to related civil unrest and Palestinian terrorist activity, with varying levels of severity, since September 2000. Tension among the different Palestinian factions may create additional unrest and uncertainty.

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In addition, during 2011, riots and uprisings in several countries in the Middle East have led to severe political instability and to a decline in the regional security situation. Such instability may affect the global economy and marketplace, could negatively affect business conditions and therefore could adversely affect our operations and make it more difficult for us to raise capital.

We can give no assurance that security and political conditions will have no impact on our business in the future. Hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect our operations and could make it more difficult for us to raise capital. Ongoing and revived hostilities or other adverse political or economic developments in Israel or the region could harm our operations and product development and cause sales of any approved products to decrease. In addition, Israel and companies doing business with Israel have, in the past, been subject to economic boycotts. Several countries, principally those in the Middle East, still restrict business with Israel and Israeli companies. These restrictive laws and policies may seriously limit our ability to sell any approved products in these countries.

Our business insurance does not cover losses that may occur as a result of events associated with the security situation in the Middle East. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, there can be no assurance that this government coverage will be maintained. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Our operations could be disrupted as a result of the obligation of management or key personnel to perform military service in Israel.

Many of our male employees in Israel, are obligated to perform military reserve duty annually for extended periods of time through the age of 45 (or older for citizens with certain occupations) and, in the event of a military conflict, could be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists . It is possible that there will be additional call-ups in the future. Our operations could be disrupted by the absence of a significant number of our employees related to military service or the absence for extended periods of military service of one or more of our key employees.

The government tax benefits that we are currently eligible to receive require us to meet several conditions and may be terminated or reduced in the future, which would increase our costs.

Some of our operations in Israel have been granted “approved enterprise” status by the Investment Center in the Israeli Ministry of Industry, Trade and Labor that resulted in our currently being eligible for tax benefits under the Israeli Law for Encouragement of Capital Investments, 1959, as amended. These benefits will commence in the first year in which we produce taxable income. Pursuant to these benefits, undistributed income that we generate from our “approved enterprise” will be tax exempt for two years and, thereafter, will be subject to a corporate tax at a rate of 10%-25% for an additional five to eight years, depending on the extent of foreign investment in us. The availability of these tax benefits, however, is subject to certain requirements, including, among other things, making specified investments in fixed assets and equipment, financing a percentage of those investments with our capital contributions, compliance with our marketing program which was submitted to the Investment Center, filing of certain reports with the Investment Center and compliance with Israeli intellectual property laws. If we do not meet these requirements in the future, these tax benefits may be cancelled and we may be required to refund the amount of the benefits already received, in whole or in part, with the addition of linkage differentials to the Israeli Consumer Price Index and interest, or other monetary penalty. The tax benefits that we anticipate receiving under our current “approved enterprise” program may not be continued in the future at their current levels or at all.

We participate in a “consortium” that may restrict the transfer of know-how that we develop.

We are currently participating in the consortium “Rimonim,” which is supported by the OCS. The aim of this consortium is to develop technologies for the use of siRNA and microRNA mimetics for therapeutics.  The consortium includes five companies and seven academic groups. The transfer of know-how developed in the framework of the consortium or rights to manufacture based on and/or incorporating such know-how to third parties which are not members of the consortium requires the consent of the OCS.

Provisions of Israeli law may delay, prevent or impede an acquisition of us, which could prevent a change of control.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of shares above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions. For example, a merger may not be completed unless at least 50 days have passed from the date that a merger proposal was filed by each merging company with the Israel Registrar of Companies and at least 30 days from the date that the shareholders of both merging companies approved the merger. In addition, the approval of a majority of each class of securities of the target company is required to approve a merger.

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Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of numerous conditions, including a holding period of two years from the date of the transaction during which sales and dispositions of shares of the participating companies are restricted. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when the time expires, tax then becomes payable even if no actual disposition of the shares has occurred.

These provisions could delay, prevent or impede an acquisition of us, even if such an acquisition would be considered beneficial by some of our shareholders.

It may be difficult to enforce a U.S. judgment against us, our officers and directors or to assert U.S. securities law claims in Israel.

We are incorporated in Israel. Most of our executive officers and directors are not residents of the United States, and a majority of our assets and the assets of these persons are located outside of the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States, against us or any of these persons, in U.S. or Israeli courts based on the civil liability provisions of the U.S. federal securities laws. Additionally, it may be difficult to enforce civil liabilities under U.S. federal securities laws in original actions instituted in Israel.

Being a foreign private issuer exempts us from certain SEC and NASDAQ requirements.

We are a “foreign private issuer” within the meaning of rules promulgated by the SEC. As such, we are exempt from certain provisions applicable to U.S. public companies including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q and current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction (a purchase and sale, or sale and purchase, of the issuer’s equity securities within less than six months).

In addition, under the rules and regulations of The NASDAQ Stock Market, a foreign private issuer may follow its home country practice in lieu of certain NASDAQ listing requirements.  For example, under NASDAQ’s rules, each of (1) the private placement completed in December 2010, (2) the concurrent private placement and registered direct offering completed in February 2011, (3) the private placement completed in October 2011 and (4) the convertible debt transaction completed in January 2012, would have required shareholder approval because these offerings represented the issuance (or potential issuance) of more than 20% of our outstanding ordinary shares at a price per share below the greater of book value per share or market value per share.  However, we chose to follow our home country practice, which did not require shareholder approval of these offerings.  Because of these SEC and NASDAQ exemptions, investors are not afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Risks Related to this Offering and our Ordinary Shares

Our stock price has been and is likely to continue to be volatile and the market price of our ordinary shares may drop.

Prior to our February 2007 initial public offering, there was not a public market for our ordinary shares. There is a limited history on which to gauge the volatility of our stock price; however, since our ordinary shares began trading on NASDAQ on February 27, 2007 through March 30, 2012, our stock price has fluctuated from a low of $0.13 to a high of $41.32. Furthermore, the stock market has recently experienced significant volatility, particularly with respect to pharmaceutical, biotechnology, and other life sciences company stocks. The volatility of pharmaceutical, biotechnology, and other life sciences company stocks often does not relate to the operating performance of the companies represented by the stock. Some of the factors that may cause the market price of our ordinary shares to fluctuate include:

•	failure of any of our diagnostic tests to achieve commercial success;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	our entry into new, or termination or other developments relating to our existing, collaboration, distribution and licensing agreements;

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•	developments relating to our efforts to commercialize our tests in the United States;

•	regulatory developments in the United States and foreign countries;

•	developments or disputes concerning patents or other proprietary rights;

•	failure to secure adequate capital to fund our operations, or the issuance of equity securities at prices below fair market price;

•	changes in estimates or recommendations by securities analysts, if any cover our securities;

•	litigation;

•	future sales of our ordinary shares;

•	general market conditions;

•	changes in the structure of healthcare payment systems;

•	economic and other external factors or other disasters or crises;

•	period-to-period fluctuations in our financial results; and

•	overall fluctuations in U.S. equity markets.

These and other external factors may cause the market price and demand for our ordinary shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise negatively affect the liquidity of our ordinary shares. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

Our ordinary shares are at risk for delisting from The NASDAQ Capital Market.

Our ordinary shares are currently listed on The NASDAQ Capital Market, having moved from The NASDAQ Global Market on June 30, 2010.  On November 29, 2011, we received notice from the Listing Qualifications Staff, or the Staff, of NASDAQ indicating that the bid price of our ordinary shares had closed below the minimum $1.00 per share threshold set forth in NASDAQ Listing Rule 5550(a)(2) for the prior 30 consecutive business days and, in accordance with the NASDAQ Listing Rules, the Staff had granted us a 180 calendar day period, through May 29, 2012, to regain compliance with that requirement. We may achieve compliance with NASDAQ’s bid price requirement by evidencing a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days on or before May 29, 2012. In addition, should we satisfy the continued listing requirement for market value of publicly held shares ($1 million) and all other criteria for initial listing on The NASDAQ Capital Market (except for the $1.00 bid price requirement) as of May 29, 2012, we will be entitled to a second 180-calendar day period to regain compliance with the minimum bid price requirement.  If we do not regain compliance during the 180-day compliance period and are not eligible for a second 180-day compliance period, the Staff will provide us with written notice that our ordinary shares are subject to delisting. However, in such event, we may appeal the Staff’s determination to a Listing Qualifications Panel, or the Panel.  The filing of an appeal would stay any delisting action until the Panel renders a determination following a hearing.

In addition, one of the continued listing requirements for The NASDAQ Capital Market is maintaining stockholders’ equity of at least $2.5 million.  As disclosed in the financial statements included in our Annual Report on Form 20-F as filed with the SEC on April 2, 2012, as of December 31, 2011 we had a stockholders’ deficiency of $356,000. Accordingly, we expect to receive a notification letter from NASDAQ indicating that our stockholders’ equity as reported in this Annual Report no longer meets the minimum amount of $2.5 million required for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Listing Rule 5550(b)(1).  We expect to be granted an opportunity to submit a plan to NASDAQ for regaining compliance with the minimum stockholders’ equity requirement; however, there can be no assurance that NASDAQ will accept any such plan and grant our request for an extension to regain compliance with Listing Rule 5550(b)(1).

If we fail to meet the continued listing requirements of The NASDAQ Capital Market and our ordinary shares are delisted, we would expect trading in our ordinary shares to be conducted on the OTC Bulletin Board, or the OTCBB, as long as we continue to file reports required by the SEC. The OTCBB is generally considered to be a less efficient market than The NASDAQ Capital Market, and our stock price, as well as the liquidity of our ordinary shares, could be adversely affected as a result. Delisting would also negatively impact our ability to sell our ordinary shares and secure additional financing. Furthermore, delisting from The NASDAQ Capital Market, would result in the right of the holder of the Debenture we issued in January 2012 to redeem the Debenture with 90 days written notice.

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Management will have broad discretion as to the use of the proceeds from this offering.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. Accordingly, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our ordinary shares must come from increases in the fair market value and trading price of our ordinary shares.

We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment in our ordinary shares must come from increases in the fair market value and trading price of our ordinary shares.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements reflect our current view about future plans, intentions or expectations. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus supplement and accompanying prospectus are set forth in this prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this prospectus under the caption “Risk Factors”, and in the reports we have filed or will file with the SEC and which are incorporated by reference herein, including statements under the caption “Risk Factors” and “Forward-Looking Statements” in such reports, in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus supplement to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2011:

•	on an actual basis;

•	on a pro forma basis to give effect to the sale and issuance of the $1,750,000 Debenture on January 27, 2012; and

•	on a pro forma as adjusted basis to give additional effect to the sale and issuance of 8,100,000 ordinary shares in this offering.

	As of December 31, 2011
			Pro Forma
	Actual	Pro Forma	As Adjusted
	(in thousands, except share and per share data)

Debt:
Current maturities of capital lease	$30	$30	$30
Long-term capital lease	-	-	-
Debenture (1)	-	1,750	1,750
Warrants related to share purchase agreement	165	165	165
Total debt	$195	$1,945	$1,945

Shareholders’ equity:
Ordinary shares of NIS 0.04 par value; 30,000,000 authorized, 10,567,330 shares issued and 10,518,487 shares outstanding, actual; 30,000,000 authorized, 18,674,373 shares issued and 18,625,530 shares outstanding, as adjusted	$108	$108	$189
Additional paid in capital	84,581	84,581	85,662
Other comprehensive income	-	-	-
Deficit accumulated during the development stage	(85,045)	(85,045)	(85,045)
Total shareholders’ equity	(356)	(356)	806
Non-controlling interest	-	-	-
Total equity	(356)	(356)	806
Total capitalization and indebtedness	$(161)	$1,589	$2,751

__________

(1)	The Debenture is secured by a security interest in all current and future assets of Rosetta and any current or future subsidiary.

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USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the securities offered by this prospectus supplement and the accompanying prospectus will be approximately $1.15 million, after deducting the placement agent’s cash fees and other estimated offering expenses payable by us, which include legal, accounting and printing fees. We intend to use the net proceeds from the sale of securities under this prospectus supplement for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments. See “Item 8. Financial Information – Legal Proceedings” in our Annual Report on Form 20-F for the year ended December 31, 2011, for a description of certain indebtedness, which may be repaid in whole or in part with the proceeds from this offering.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 8,100,000 ordinary shares. As of April 10, 2012, our authorized share capital was NIS 1,200,000 divided into 30,000,000, ordinary shares nominal (par) value NIS 0.04 each.  As of April 10, 2012, 10,574,373 ordinary shares were issued and 10,525,530 were outstanding. As of April 10, 2012, there were approximately 78 shareholders of record of our ordinary shares.  The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” starting on page 5 of the accompanying prospectus, except that pursuant to an amendment made to our Articles of Association adopted by the shareholders on a meeting held on October 21, 2010, subject to any applicable stock exchange rules or regulations, notice of general meetings does not have to be delivered to shareholders, and notice by us of a general meeting which is published in one daily newspaper in New York, New York, or in one international wire service shall be deemed to have been duly given on the date of such publication to any shareholder whose address as registered in the Register of Shareholders (or as designated in writing for the receipt of notices and other documents) is located outside of Israel.

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PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of April 12, 2012, with Aegis Capital Corp. as placement agent. Subject to the terms and conditions contained in the placement agency agreement the placement agent has agreed to act as the placement agent in connection with the sale of our ordinary shares, or the Shares. The placement agent may engage selected dealers to assist in the placement of the Shares. The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Shares, but they have agreed to use their best efforts to arrange for the sale of all of the Shares in this offering. There is no required minimum number of Shares that must be sold as a condition to completion of this offering.

The placement agency agreement provides that the obligations of the placement agent and the purchasers are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

We have entered into purchase agreements directly with purchasers in connection with this offering, and we will only sell to purchasers who have entered into purchase agreements. We currently anticipate that the closing of the sale of the Shares offered hereby will take place on or before April 17, 2012.

Upon closing, we will deliver to each purchaser delivering funds the number of Shares purchased by such purchaser through the facilities of The Depository Trust Company.

We have agreed to pay the placement agent an aggregate fee equal to 7% of the gross proceeds (equivalent to 7% per share of the per share offering price of $0.17) of this offering and expect the net proceeds from this offering to be approximately $1.15 million after deducting up to $96,390 in placement agent commissions and $118,500 in our estimated offering expenses. In addition, the placement agent shall also be entitled to a sum of $15,000 as reimbursement for additional expenses in connection with the offering.

We also agreed to grant compensation warrants to the placement agent to purchase an aggregate of 202,500 of our ordinary shares, or the Compensation Warrants. The Compensation Warrants will have an exercise price equal to $0.2125 (125% of the public offering price per ordinary share sold in this offering). The Compensation Warrants will expire on April 12, 2017, and will otherwise comply with Financial Institutions Regulatory Authority, or FINRA, Rule 5110(g)(1) in that for a period of six months after the issuance date of the Compensation Warrants (which shall not be earlier than the closing date of this offering), neither the Compensation Warrants nor any warrant shares issued upon exercise of the Compensation Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except to any FINRA member firm participating in the offering and their bona fide officers or partners.

In compliance with guidelines of FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement. Assuming that all of the Shares offered hereby are sold, the placement agent’ fee will be approximately $96,390. Because there is no minimum offering amount required as a condition to closing in this offering, however, the actual total offering fees, if any, are not presently determinable and may be substantially less than such amount.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

The placement agent has informed us that it will not engage in over-allotment, stabilizing transactions or syndicate covering transactions in connection with this offering. In addition, the placement agent undertook that for at least 30 days from the date of this offering it will not engage in any financing transactions with us.

Our ordinary shares are traded on The NASDAQ Capital Market under the symbol “ROSG.”

Officers, Directors and Principal Shareholders

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Our directors and executive officers have agreed that, subject to specified exceptions, without the prior written consent of the placement agent, they will not, during the 90 day-period beginning on the date of the pricing of this offering and ending on July 11, 2012:

•	offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, any of our ordinary shares or securities convertible, exchangeable or exercisable into our ordinary shares;

•	establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to any shares of our common stock or securities convertible, exchangeable or exercisable into our ordinary shares;

•	enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any of our securities beneficially owned by such person; or

•	engage in any short selling of any of our securities beneficially owned by such person.

The restricted period described in the preceding paragraph will be extended if:

•	during the last 17 days of the period ending on July 11, 2012 we issue an earnings release or material news or a material event relating to us occurs; or

•	prior to the expiration of the period ending on July 11, 2012, we announce that we will release earnings results during the 16-day period beginning on July 11, 2012,

in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In addition, our President and Chief Executive Officer has entered into an agreement with us not to exercise any options that he holds until such time as we have increased our number of authorized ordinary shares sufficiently to allow such exercise.

The placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The form of securities purchase agreement with the purchasers and the placement agency agreement will be included as exhibits to our Report on Form 6-K that will be filed with the SEC reporting the completion of this offering.

The placement agent also served as placement agent in connection with the Debenture transaction we completed in January 2012. For its services as placement agent in such offering, it received $96,250, warrants to purchase 63,559 of our ordinary shares at an exercise price of $0.1038 per share and reimbursement of legal fees of $42,000. From time to time in the ordinary course of its business, the placement agent or its affiliates may in the future engage in investment banking, commercial banking and/or other services with us and our affiliates for which it may in the future receive customary fees and expenses.

EXPENSES

We estimate that the total expenses of this offering payable by us, excluding the placement agent fees and expenses, will be approximately $118,500 as follows:

Transfer agent fees and expenses	$3,500
Printer fees and expenses	5,000
Legal fees and expenses	95,000
Accounting fees and expenses	10,000
Miscellaneous	5,000
Total	$118,500

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LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Raved Magriso Benkel & Co, Tel Aviv, Israel.  Certain legal matters related to the offering will be passed upon for the placement agent by Zysman Aharoni Gayer and Sullivan & Worcester LLP.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. appearing in Rosetta Genomics Ltd. Annual Report (Form 20-F) for the year ended December 31, 2011, have been audited by Kost Forer Gabbay & Kasierer (A Member of Ernst & Young Global), independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2011, filed on April 2, 2012 (File No. 001-33042);

•	Reports on Form 6-K filed on January 30, 2012, March 1, 2012, March 8, 2012, March 16, 2012, March 19, 2012 and March 20, 2012 (File Nos. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus supplement and deemed to be a part hereof after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Each person, including any beneficial owner, to whom this prospectus supplement is delivered may request, orally or in writing, a copy of these documents, which will be provided at no cost, by contacting:

Oded Biran Adv.

General Counsel

Rosetta Genomics Ltd.

10 Plaut Street, Science Park

Rehovot 76706 POB 4059

Israel

+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement and accompanying prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

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We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any materials we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

We also maintain a website at www.rosettagenomics.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

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Prospectus

$75,000,000
of
Ordinary Shares
Debt Securities
Warrants
Units

ROSETTA GENOMICS LTD.

We may from time to time offer and sell up to $75,000,000 aggregate dollar amount of ordinary shares, debt securities, warrants and units. We will specify in one or more prospectus supplements the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in a prospectus supplement.

Our ordinary shares are currently listed on the NASDAQ Global Market under the symbol “ROSG.”  On November 23, 2009, the last reported sale price of our ordinary shares was $2.13 per share. As of September 16, 2009, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $27,347,385, based on 14,174,443 shares of outstanding common stock, of which 10,358,858 shares were held by non-affiliates, and a per share price of $2.64 based on the closing sale price of our ordinary shares on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.5. of Form F-3.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS.  SEE THE
SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is November 24, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell ordinary shares, debt securities, warrants or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $75,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the offering of our securities.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Rosetta,” “Rosetta Genomics,” “we,” “us” and “our” and similar references refer to Rosetta Genomics Ltd. and our subsidiaries.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus nor any accompanying prospectus supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

Rosetta Genomics

We are seeking to develop and commercialize new diagnostic tests based on a recently discovered group of genes known as microRNAs. microRNAs are naturally expressed, or produced, using instructions encoded in DNA and are believed to play an important role in normal function and in various pathologies. We have established a CLIA-certified laboratory in Philadelphia, which enables us to develop and validate our own diagnostic tests applying our microRNA technology and to offer diagnostic testing services.

We believe that we were the first commercial enterprise to focus on the emerging microRNA field, and that as a result, we have developed an early and strong intellectual property position related to the development and commercialization of microRNA-based diagnostics. Using our intellectual property, collaborative relationships with leading commercial enterprises and academic and medical institutions, and expertise in the field of microRNAs, we have initiated microRNA-based diagnostic programs for various cancers. In late-2008, we launched our first three diagnostic tests applying our microRNA technology:

•	miRviewTM mets: For identification of the origin of the primary tumor of metastases;

•	miRviewTM squamous: For differentiating squamous from non squamous non-small cell lung cancer; and

•	miRviewTM meso: For differentiating mesothelioma from other carcinomas in the lung and pleura.

In April 2009, we entered into a license and collaboration agreement with Prometheus Laboratories Inc. pursuant to which Prometheus has the exclusive right to commercialize these tests in the United States.  In addition, we currently have the following distribution agreements relating to these tests:

•	with Teva Pharmaceutical Industries Ltd., pursuant to which Teva has the exclusive right to distribute these tests in Turkey and Israel;

•	with Warnex Medical Laboratories, a division of Warnex, Inc., pursuant to which Warnex has the exclusive right to distribute these tests in Canada;

•	with Super Religare Laboratories Limited (SRL), pursuant to which SRL has the exclusive right to distribute these tests in India, Saudi Arabia, Qatar and the United Arab Emirates;

•	with AXA Diagnostics, pursuant to which AXA has the exclusive right to distribute these tests in Italy; and

•	with Genetic Technologies Limited (GTL), pursuant to which GTL has the exclusive right to distribute these tests in Australia, New Zealand and Singapore.

All of these distribution agreements call for samples to be sent to our CLIA-certified laboratory in Philadelphia for analysis.  Our goal is through distribution agreements to provide access to our products to 1.5 billion people around the globe by the end of this year.

Beyond these three commercialized tests, we are focusing on the development of minimally-invasive, blood or serum-based tests, which we believe have the potential for greater acceptance by healthcare professionals. We believe that the sensitive and specific methods we have developed to extract and profile the expression of microRNAs in serum and plasma will enable the development of minimally  invasive, blood or serum-based molecular diagnostics tests. We are currently focusing substantially all of our research and development efforts on the development of a minimally-invasive, blood-based colon cancer screening test.  We caution that the colon cancer screening test is still in the early stages of development, and we can provide no assurance that we will be successful in developing this product. Also, until the final assay is finalized and validated by our CLIA-certified lab in Philadelphia there is no guarantee that the statistical performance of this test during the development process will be the same or similar to that of any final product. In addition, we can provide no assurance that any final product will effectively differentiate colon cancer patients from patients with other cancers.

In addition, microRNAs also represent potential targets for the development of novel drugs. We are currently working with Regulus Inc. on the development of a therapeutic for the treatment of liver cancer based on inhibiting a microRNA. We have identified a microRNA target, and have shown in in-vivo studies that inhibiting this microRNA significantly reduces tumor growth. We are currently focusing on further analysis of the in-vivo studies and elucidating the relevant cellular pathways of this target microRNA.

Corporate Information

We were incorporated in Israel on March 9, 2000. Our principal executive office is located at 10 Plaut Street, Science Park, Rehovot 76706 Israel, and our telephone number is +972-73-222-0700. Our wholly owned subsidiary, Rosetta Genomics Inc., a Delaware corporation, is located at 3711 Market Street, Suite 740, Philadelphia, Pennsylvania 19104, and its telephone number is (215) 382-9000. Rosetta Genomics Inc. serves as our agent for service of process in the United States. Our web site address is www.rosettagenomics.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus.

RISK FACTORS

Investing in our ordinary shares is very risky. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2008 (File No. 001-33042), which is incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus.  You should be able to bear a complete loss of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements may be included herein or incorporated by reference in this prospectus and include, in particular, statements about our plans, strategies and prospects and may be identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology. These forward-looking statements are subject to risks, uncertainties and assumptions about us. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations.

Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in “Risk Factors.” All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in “Risk Factors,” in which we have disclosed the material risks related to our business. These forward-looking statements involve risks and uncertainties, and the cautionary statements identify important factors that could cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law. You should read this prospectus, the documents incorporated by reference in this prospectus and any supplements to this prospectus, completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth the our capitalization and indebtedness as of June 30, 2009 (unaudited).

As of June 30, 2009
(in thousands, except share and per share data)
Debt:
Current maturities of capital lease and long-term bank loan	45
Long-term bank loan and capital lease	21
Convertible Loan	1,500
Total debt	1,565

Shareholders’ equity:
Ordinary shares of NIS 0.01 par value; 17,578,370 authorized, 14,369,814 shares issued and 14,174,443 shares outstanding	32
Additional paid in capital	67,295
Other comprehensive income	-
Deficit accumulated during the development stage	(53,994)
Total shareholders’ equity	13,333
Total capitalization and indebtedness	14,898

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares began trading on the Nasdaq Global Market on February 27, 2007 under the symbol “ROSG.” Prior to that time, there was no established public trading market for our ordinary shares. The high and low sales prices per share on the Nasdaq Global Market for the periods indicated are set forth below:

Year Ended	High	Low
December 31, 2007	$10.33	$4.75
December 31, 2008	$6.25	$1.08

Quarter Ended
March 31, 2007	$10.33	$6.20
June 30, 2007	$8.94	$6.30
September 30, 2007	$7.90	$4.95
December 31, 2007	$7.00	$4.75
March 31, 2008	$6.25	$3.41
June 30, 2008	$5.44	$4.00
September 30, 2008	$5.07	$2.46
December 31, 2008	$3.00	$1.08
March 31, 2009	$3.80	$1.18
June 30, 2009	$3.80	$2.69
September 30, 2009	$3.50	$2.26

Month Ended
May 31, 2009	$3.69	$2.91
June 30, 2009	$3.58	$3.00
July 31, 2009	$3.20	$2.82
August 31, 2009	$3.50	$2.85
September 30, 2009	$3.29	$2.26
October 31, 2009	$2.63	$2.02

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, repayment or refinancing of existing indebtedness or other corporate borrowings, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions or collaborations, research and development and product development. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we would expect to invest any proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, debt securities, warrants to purchase any such securities and units.

In this prospectus, we refer to the ordinary shares, debt securities, warrants and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $75,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF ORDINARY SHARES

As of November 1, 2009, our authorized share capital consisted of 17,578,370 ordinary shares, par value NIS 0.01 per share, of which 14,369,814 were issued and 14,174,443 were outstanding. As of November 1, 2009, there were 151 shareholders of record of our share capital.   All our ordinary shares rank pari passu in all respects, and all our issued and outstanding ordinary shares are fully paid and non-assessable. We intend to present a proposal at our 2009 annual general meeting of shareholders to be held in December 2009 to increase our authorized share capital by 10,000,000 ordinary shares.

Rights Attached to Our Ordinary Shares

Dividend Rights. Our articles of association provide that our board of directors may, subject to the applicable provisions of the Israeli Companies Law, 5759-1999, as amended, or the Companies Law, from time to time, declare such dividend as may appear to the board of directors to be justified by the profits of the company. Subject to the rights of the holders of shares with preferential or other special rights that may be authorized in the future, holders of ordinary shares are entitled to receive dividends according to their rights and interest in our profits in accordance to the proportion of the nominal value paid up on account of the shares held. Under the Companies Law, a company may distribute a dividend only if the distribution does not create a reasonable risk that the company will be unable to meet its existing and anticipated obligations as they become due. A company may only distribute a dividend out of the company’s profits, as defined under the Companies Law. If the company does not meet the profit requirement, a court may allow it to distribute a dividend, as long as the court is convinced that there is no reasonable risk that such distribution might prevent the company from being able to meet its existing and anticipated obligations as they become due.

Voting Rights. Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future. The ordinary shares do not have cumulative voting rights in the election of directors. As a result, holders of ordinary shares that represent more than 50% of the voting power at the general meeting of shareholders, in person or by proxy, have the power to elect all the directors whose positions are being filled at that meeting to the exclusion of the remaining shareholders. However, external directors are elected by a majority vote at a shareholders’ meeting, on the condition that either:

•	the majority of shares voted for the election includes at least one-third of the shares of non-controlling shareholders voted at the meeting (excluding abstaining votes); or

•	the total number of shares of non-controlling shareholders voted against the election of the external director does not exceed one percent of the aggregate voting rights in the company.

Liquidation Rights. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their respective holdings. This liquidation right may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Capital Calls. Under our articles of association and the Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Transfer of Shares. Fully paid ordinary shares are issued in registered form and may be transferred pursuant to our articles of association, unless such transfer is restricted or prohibited by another instrument and subject to applicable securities laws.

Access to Corporate Records. Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register, our articles of association and any document we are required by law to file publicly with the Israeli Companies Registrar. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise harm our interests.

Modification of Rights

Unless otherwise provided by our articles of association, rights attached to any class may be modified or abrogated by a resolution adopted in a general meeting approved by a majority of 75% of the voting power represented at the meeting in person or by proxy and voting thereon, subject to the sanction of a resolution passed by majority of the holders of 75% a majority of the shares of such class present and voting as a separate general meeting of the holders of such class.

Shareholders’ Meetings and Resolutions

The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person or by proxy, who hold or represent between them at least 25% of the outstanding voting shares, unless otherwise required by applicable rules. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the chairman of the board may designate. At such reconvened meeting, the required quorum consists of any two shareholders present in person or by proxy.

Under the Companies Law, each shareholder of record will be provided at least 21 calendar days’ prior notice of any general shareholders meeting, or 35 days prior notice to the extent required under regulations promulgated under the Companies Law.

Under the Companies Law and our articles of association, all resolutions of our shareholders require a simple majority of the shares present, in person or by proxy, and voting on the matter, subject to certain exceptions provided for under the Companies Law, which require a majority of at least 75% of the shares present.

Under the Companies Law, each and every shareholder has a duty to act in good faith in exercising his rights and fulfilling his obligations towards us and other shareholders, such as in voting in the general meeting of shareholders on the following matters:

•	any amendment to the articles of association;

•	an increase of our authorized share capital;

•	a merger; or

•	approval of certain actions and transactions that require shareholder approval.

In addition, each and every shareholder has the general duty to refrain from depriving other shareholders of their rights as a shareholder. In addition, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder or class vote and any shareholder who, pursuant to the company’s articles of association has the power to appoint or prevent the appointment of an office holder in the company is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty of fairness.

Our annual general meetings are held once in every calendar year at such time (within a period of not more than fifteen months after the last preceding annual general meeting) and at such place determined by our board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

Our board of directors may, in its discretion, convene additional meetings as “extraordinary general meetings.” In addition, the board must convene a extraordinary general meeting upon the demand of two of the directors, one fourth of the nominated directors, one or more shareholders having at least 5% of outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company. The chairperson of the board of directors presides at each of our general meetings. The chairperson of the board of directors is not entitled to a vote at a general meeting in his capacity as chairperson.

Limitation on Owning Securities

The ownership of our ordinary shares by nonresidents of Israel is not restricted in any way by our memorandum of association and articles of association or the laws of the State of Israel, except for citizens of countries, which are in a state of war with Israel, who may not be recognized as owners of our ordinary shares.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to act in good faith towards the company and other shareholders and to refrain from abusing his or her power in the company including, among other things, voting in a general meeting of shareholders on the following matters:

•	any amendment to the articles of association;

•	an increase of the company's authorized share capital;

•	a merger; or

•	approval of interested party transactions which require shareholder approval.

In addition, any controlling shareholder, any shareholder who knows that it possesses power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of a company's articles of association, has the power to appoint or prevent the appointment of an office holder in the company, is under a duty to act with fairness towards the company.  The Companies Law does not describe the substance of this duty but provides that a breach of his duty is tantamount to a breach of fiduciary duty of an officer of the company.

Mergers and Acquisitions and Tender Offers under Israeli Law

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to a merger have the transaction approved by its board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days’ prior notice. Under the Companies Law, merger transactions may be approved by holders of a simple majority of our shares present, in person or by proxy, at a general meeting and voting on the transaction. In determining whether the required majority has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party of the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be completed unless at least 50 days have passed from the time that a proposal for the approval of the merger has been filed with the Israel Registrar of Companies and 30 days have passed from the time that the approval of the merging parties’ shareholders has been received.

The Companies Law also provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% shareholder of the company and there is no existing 25% or greater shareholder in the company. If there is no existing 45% or greater shareholder in the company, the Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% shareholder of the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a 25% shareholder of the company and resulted in the acquirer becoming a 25% shareholder of the company or (iii) was from a 45% shareholder of the company and resulted in the acquirer becoming a 45% shareholder of the company. The tender offer must be extended to all shareholders, but the offerer is not required to purchase more than 5% of the company's outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer may be consummated only if (i) at least 5% of the company's outstanding shares will be acquired by the offerer and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

If following any acquisition of shares, the acquirer will hold 90% or more of the company’s shares or of a class of shares, the acquisition may not be made other than through a tender offer to acquire all of the shares of such class. If the shareholders who declined or do not respond to the tender offer hold 5% or less of the company’s outstanding share capital or class of shares, all the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, the tendered shareholders may seek to alter the consideration by court order.

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. As of November 1, 2009, we did not have any authorized or issued shares other than ordinary shares. In the future, if we do create and issue a class of shares other than ordinary shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization of a new class of shares will require a resolution adopted by the holders of a majority of our shares at a general meeting.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company.

NASDAQ Global Market

Our ordinary shares are listed on the NASDAQ Global Market under the symbol “ROSG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We will issue senior notes under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture that we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. We will describe changes to the indentures in connection with an offering of debt securities in a prospectus supplement. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of senior notes, subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, the provisions of the indenture applicable to a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

If we decide to issue any senior notes or subordinated notes pursuant to this prospectus, we will describe in a prospectus supplement the terms of the series of notes, including the following:

•	the title of the notes;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of notes in global form, the terms and who the depository will be;

•	the maturity date;

•
the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	If the notes are guaranteed the name of the guarantor and a brief outline of the contract of guarantee;

•	whether or not the notes will be secured or unsecured, and the terms of any secured debt;

•	whether or not the notes will be senior or subordinated;

•	the terms of the subordination of any series of subordinated debt;

•
the terms on which the notes may be convertible into or exchangeable for ordinary shares or other securities of ours, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option and provisions pursuant to which the number of ordinary shares or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment;

•	the place where payments will be payable and the currency in which the debt is payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of notes pursuant to any optional redemption provisions;

•
the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of notes;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations;

•	the denominations in which we will issue the series of notes, if other than denominations of $1,000 and any integral multiple thereof;

•	the definition and consequences of events of default under the indentures; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Subordination of Subordinated Notes

Subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain indebtedness to which we may be subject to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Form, Exchange and Transfer

We will issue the notes of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue notes of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the notes of any series can exchange the notes for other notes of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the notes may present the notes for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the notes that the holder presents for transfer or exchange, we will not require any payment for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any notes. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the notes of each series.

If we elect to redeem the notes of any series, we will not be required to:

•
reissue, register the transfer of, or exchange any notes of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any notes that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any notes so selected for redemption, in whole or in part, except the unredeemed portion of any notes we are redeeming in part.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the notes, as appropriate.

Events of Default Under the Indentures

The following are events of default under the indentures with respect to any series of notes that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•
if we fail to observe or perform any other covenant contained in the notes or the indentures, other than a covenant specifically relating to another series of notes, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding notes of the applicable series; and

•	if we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to notes of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, or premium, if any, on and accrued interest, if any, on the notes due and payable immediately.

The holders of a majority in principal amount of the outstanding notes of an affected series may waive any default or event of default with respect to the series and its consequences, except uncured defaults or events of default regarding payment of principal, or premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of notes, unless such holders have offered the trustee reasonable indemnity. In such event, the holders of a majority in principal amount of the outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the notes of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding notes of that series have made written request, and such holders have offered reasonable indemnity to the trustee to institute the proceeding as trustee; and

•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding notes of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of notes if we default in the payment of the principal of, or the premium, if any, or interest on, the notes.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Discharge

Each indenture provides that we can elect, under specified circumstances, to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of notes or any series.

In addition, under the indentures, we and the trustee may change the rights of holders of a series of notes with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding notes affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, the rate of interest or any premium payable upon the redemption of any notes; or

•	reducing the minimum percentage of notes, the holders of which are required to consent to any amendment.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of notes unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any notes on any interest payment date to the person in whose name the notes, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the notes of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to notes of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the notes of a particular series. We will maintain a paying agent in each place of payment for the notes of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any notes which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;
•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, provisions for changes to or adjustments in the exercise price of the warrants;
•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the ordinary shares and/or debt securities will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of ordinary shares, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a Form 6-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to the prevailing market prices; or
•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Our ordinary shares sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The NASDAQ Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Any underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

LEGAL MATTERS

Certain legal matters with respect to the legality of the issuance of the ordinary shares offered by this prospectus will be passed upon for us by Yigal Arnon & Co., Jerusalem, Israel.

EXPERTS

The consolidated financial statements of Rosetta Genomics Ltd. at December 31, 2007 and 2008, for the three years in the period ended December 31, 2008 and for the period from March 9, 2000 (date of inception) to December 31, 2008, incorporated in this prospectus by reference to  our annual report on Form 20-F for the year ended December 31, 2008, have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$4,185
Legal fees and expenses*	100,000
Accounting fees and expenses*	100,000
Miscellaneous*	15,815
Total*	$220,000

*Estimated

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 20-F for the year ended December 31, 2008, filed on June 30, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on January 13, 2009 (File No. 001-33042) (SEC Accession No. 0001144204-09-001632);

•	Report on Form 6-K filed on January 13, 2009 (File No. 001-33042) (SEC Accession No. 0001144204-09-001713);

•	Report on Form 6-K filed on April 14, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on May 4, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on May 26, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on August 13, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on September 9, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on November 5, 2009 (File No. 001-33042);

•	Report on Form 6-K filed on November 12, 2009 (File No. 001-33042); and

•	the description of our ordinary shares contained in our Form 8-A filed on September 22, 2006 (File No. 001-33042).

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this prospectus and deemed to be a part hereof after the date of this prospectus but before the termination of the offering by this prospectus.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

Tami Fishman Jutkowitz
General Counsel
Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel
+972-73-222-0700

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement on Form F-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we anticipate filing with the SEC, within six months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent accounting firm.

You may read and copy any document we file or furnish with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have been informed by our legal counsel in Israel that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing these matters.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•	the foreign court is not prohibited by law from enforcing judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments and the enforcement of the civil liabilities are not contrary to the law, public policy, security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel.

We have irrevocably appointed our wholly-owned U.S. subsidiary, Rosetta Genomics Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rate fluctuations.